Exhibit 99.4


         This Agreement, dated February 10, 1997, is by and among KSW, Inc., ("the Company") its subsidiary KSW Mechanical Services, Inc. ("Services"), both Delaware corporations with offices at 37-16 23rd Street, Long Island City, New York 11101, and Nevio Dobry, an executive/employee of Services.

         WHEREAS, it is usual and customary for Services to reward the prior year's efforts of its managerial employees during the first quarter of the succeeding year at which time the year end results have been finally determined; and

         WHEREAS, the Company believes it is beneficial to conserve capital in order to sustain growth; and

         WHEREAS, the Company believes it is beneficial for Services' executive employees to hold an equity position in the Company; it is agreed that

     As a portion of his bonus for 1996, the undersigned employee shall receive 10,000 shares of KSW, Inc. stock, registered under the Securities Act of 1933, as amended, under a Registration Statement on Form S-8.
     This Agreement shall not be construed as an employment agreement and shall not affect the terms or conditions of employment of the undersigned employee.
     The undersigned agrees that this Agreement shall not be assignable by him. The foregoing is the entire agreement among the parties with respect to the subject hereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by the parties hereto.
     This Agreement is to be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

         IN WITNESS WHEREOF, the Company and Services have caused this Agreement to be signed by their duly authorized officers, and the Employee has signed this Agreement, all as of the date first above written.

KSW, INC.


By:   /S/ FLOYD WARKOL
      Floyd Warkol
      Chief Executive Officer


KSW MECHANICAL SERVICES, INC.


By:   /S/ FLOYD WARKOL
      Floyd Warkol
      Chief Executive Officer


/S/ NEVIO DOBRY
Nevio Dobry